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                                                                   Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-63139, 33-64127, 33-65311, 33-65493,
333-00265, 333-00835, 333-06723, 333-07615, 333-27039, 333-29849, 333-40131,
333-41435, 333-44745, 333-56635, 333-70999 and 333-71199) on Form S-3, the
Registration Statement No. 333-64297 on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-60839, 33-60843, 33-64827, 33-64829,
33-64831, 33-65485, 33-65487, 333-06177, 333-06179, 333-16025, 333-16027,
333-40141, 333-42917 and 333-58083) on Form S-8 of Tele-Communications, Inc. of our report dated February 2, 1999 on the consolidated financial statements of Sprint Spectrum Holding Company, L. P. and subsidiaries for each of the three years in the period ended December 31, 1998 appearing in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1998.





Deloitte & Touche LLP
Kansas City, Missouri


March 15, 1999